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                             AMENDMENT NUMBER 19 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

          Pursuant to the Principal Underwriting Agreement between HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. and THE HARTFORD MUTUAL FUNDS, INC. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) on November 1, 1998 (the "Agreement"), the following funds, (the "Funds") are hereby included as new Funds, to which all provisions in the Agreement shall apply.

     -    The Hartford Target Retirement 2015 Fund

     -    The Hartford Target Retirement 2025 Fund

     -    The Hartford Target Retirement 2035 Fund

     -    The Hartford Target Retirement 2040 Fund

     -    The Hartford Target Retirement 2045 Fund

     -    The Hartford Target Retirement 2050 Fund

          IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of October 31, 2008.

                                        HARTFORD INVESTMENT FINANCIAL
                                        SERVICES, LLC


                                        By: /s/ Robert Arena
                                            ------------------------------------
                                        Name: Robert Arena
                                        Title: Manager, Senior Vice President/
                                               Business Line Principal

                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        By: /s/ Robert Arena
                                            ------------------------------------
                                        Name: Robert Arena
                                        Title: Vice President

HMF, Inc.